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                                                                   EXHIBIT 10.55


                       WILLIAMS COMMUNICATIONS GROUP, INC.
                   CHANGE IN CONTROL SEVERANCE PROTECTION PLAN
                            (Effective June 1, 1999)


                                  Introduction

         The Board of Directors of Williams Communications Group, Inc. recognizes that, as is the case with many publicly held companies, there always exists the possibility of a change in control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of employees of the Company and its subsidiaries to the detriment of the Company and its stockholders.

         The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested service from employees regarding the best interests of the Company and its stockholders without concern that employees might be distracted or concerned by the personal uncertainties and risks created by a change in control.

         Accordingly, the Board determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its employees and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control.

         In order to fulfill the above purposes, and recognizing that employees shall be entitled to rely on the various benefits, the Board hereby adopts the Williams Communications Group, Inc. Change in Control Severance Protection Plan, effective June 1, 1999.

                        SECTION 1. ESTABLISHMENT OF PLAN

         As of the Effective Date, the Company hereby establishes a severance compensation plan known as the Williams Communications Group, Inc. Change in Control Severance Protection Plan as set forth in this document.

                             SECTION 2. DEFINITIONS

         2.01 Definitions. In addition to the terms defined elsewhere herein, as used herein, the following words and phrases when used with initial capital letters shall have the following respective meanings.

                  2.01.1 "Act" means the Securities and Exchange Act of 1934, as amended.




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                  2.01.2 "Base Salary" means the amount a Participant is
         entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime and incentive compensation, payable by the Company as consideration for the Participant's services, as determined on the date immediately preceding termination of employment, except that in the case of a termination of employment for Good Reason, Base Salary shall be determined as of the date immediately before the event which constitutes Good Reason.

                  2.01.3 "Board" means the Board of Directors of Williams Communications Group, Inc.

                  2.01.4 "Change in Control" means and will be deemed to have occurred if: (i) any Person, other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power of all the then outstanding Voting Securities; or (ii) a Person, other than the Company or a Related Party, purchases or otherwise acquires, under a tender offer, securities representing fifteen percent (15%) or more of the total voting power of all the then outstanding Voting Securities; or (iii) the individuals (a) who as of the effective date of the Plan constitute the Board or (b) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the effective date of the Plan or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
         (iv) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or an acquisition by the Company, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after such transaction if the voting rights of each Voting Security relative to the other Voting Securities were not altered in such transaction; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction; (vi) the Board adopts a resolution to the effect that a Change of Control has occurred; or (vii) a change of control of The Williams Companies, Inc. occurs, as determined under The Williams Companies, Inc. 1996 Stock Plan; provided that as of the date immediately preceding the effective date of the change of control of The Williams Companies, Inc., securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities are owned by The Williams Companies, Inc.

                  2.01.5 "Code" means the Internal Revenue Code of 1986, as amended.







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                  2.01.6 "Code of Business Conduct" means the Company's Code of
         Business Conduct, as amended from time to time by the Board prior to a Change in Control.

                  2.01.7 "Committee" means the committee appointed by the Board to administer this Plan.

                  2.01.8 "Company" means Williams Communications Group, Inc. and any successor thereto.

                  2.01.9 "Disability" means a physical or mental incapacity of a Participant which substantially prevents the Participant, after reasonable accommodation, from performing the essential functions of his duties as they existed immediately prior to a Change in Control on a full-time basis for a period of six (6) calendar months out of any twelve (12) consecutive calendar month period and which could reasonably be expected to continue for a period of at least eighteen
         (18) months following such twelve (12) month period.

                  2.01.10 "Effective Date" means the date, specified on the signature page, that this Plan is to be effective.

                  2.01.11 "Eligible Employees" means those Employees who constitute a select group of management or highly compensated employees, and who are designated in writing as such by the Company for purposes of this Plan.

                  2.01.12 "Employee" means an exempt, salaried full-time regular employee of the Company, but excluding:

                           (i) any Employee who is represented by a collective
                  bargaining representative for purposes of collective bargaining, unless an effective collective bargaining agreement between the Company and such representative expressly requires that persons covered by such agreement participate in this Plan;

                           (ii) any Employee of the Company who has been
                  notified that he or she is covered by a change in control protection plan or program which offers benefits which are equal to or greater than the benefits provided by this Plan; or

                           (iii) a member of any group of similarly situated
                  employees identified by the Company as being excluded from coverage under the Plan.

                  2.01.13 "Employer" means the Company or a Subsidiary which has adopted the Plan pursuant to Section 9 hereof.

                  2.01.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  2.01.15 "Good Reason" shall have the meaning set forth in
         Section 4.02.1.2 of this Plan.




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                  2.01.16 "Incentive Plan" means any of the Company's stock
         option, bonus, sales incentive, and other incentive plans in existence now or immediately prior to a Change in Control or any additional or successor plans providing substantially equivalent or better incentive opportunities.

                  2.01.17 "Participant" means an Employee who meets the eligibility requirements of subsection 3.01 hereof.

                  2.01.18 "Person" shall have the meaning assigned in the Act.

                  2.01.19 "Plan" means the Williams Communications Group, Inc. Change in Control Severance Protection Plan.

                  2.01.20 "Related Party" means (i) a Subsidiary, or (ii) an employee or group of employees of the Company or any Subsidiary, or
         (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  2.01.21 "Retirement" shall have the meaning ascribed to such term in the Company's governing tax-qualified retirement plan applicable to the Participant, or if no such plan is applicable to the Participant, at the discretion of the Board.

                  2.01.22 "Severance Benefit" means the amounts payable and benefits continued in accordance with subsection 4.03 hereof.

                  2.01.23 "Subsidiary" means any corporation, partnership or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock or a majority of the capital or profits interests of such partnership or joint venture.

                  2.01.24 "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

                  2.01.25 "Years of Service" means the number of years of continuous employment by an Employee with the Company or any of its Subsidiaries rounded up to the nearest whole year.

                             SECTION 3. ELIGIBILITY

         3.01 Participation. Each Employee shall be entitled to be a Participant if he is an Eligible Employee at the time a Change in Control occurs.

         3.02 Duration of Participation. A Participant shall cease to be a Participant when he ceases to be an Employee or an Eligible Employee, unless such Participant is then entitled to payment of







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a Severance Benefit. A Participant entitled to payment of a Severance Benefit shall remain a Participant until the full amount of the Severance Benefit has been paid to the Participant.

                          SECTION 4. SEVERANCE BENEFIT

         4.01 Right to Severance Benefit. A Participant shall be entitled to receive a Severance Benefit from the Company if a Change in Control has occurred and if, within two (2) years thereafter, the Participant's employment by the Company shall terminate for any reason specified in paragraph 4.02.1 hereof, whether the termination is voluntary or involuntary.

         4.02  Termination of Employment.

                  4.02.1 Terminations Which Give Rise to a Severance Benefit Under This Plan.

                           4.02.1.1 Except as set forth in paragraph 4.02.2
                  hereof, any termination of employment of a Participant with the Company by action of the Company within two (2) years following a Change in Control (excluding any transfer to a Subsidiary) shall entitle the Participant to a Severance Benefit.

                           4.02.1.2 Any termination of employment of a
                  Participant with the Company by the Participant for Good Reason shall entitle the Participant to a Severance Benefit. For purposes of this Plan, "Good Reason" means the occurrence, within two (2) years following a Change in Control, of any of the following events, unless the Participant has consented thereto: (i) a material change in the Participant's duties from those assigned to the Participant immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation, in which case the Participant shall be deemed to consent, or (ii) a significant reduction in the authority and responsibility assigned to the Participant, or (iii) the removal of the Participant from, or failure to reelect the Participant to, any corporate office of the Company or an Affiliate to which the Participant may have been elected and was occupying immediately prior to a Change in Control, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant's compensation or in connection with the election of the Participant to a corresponding or higher office of the Company or an Affiliate, in each which case the Participant shall be deemed to consent, or (iv) reduction of a Participant's Base Salary, or (v) termination of any of the Incentive Plans in which the Participant shall be participating at the time of a Change in Control, unless such plan is replaced by a successor plan providing incentive opportunities and awards at least as favorable to the Participant as those provided in the plan being terminated, or (vi) amendment of any of the Incentive Plans so as to provide for incentive opportunities and awards less favorable to the Participant than those provided in the plan being amended, or (vii) failure by the Company or an Affiliate to continue the Participant as a participant in any of the Incentive Plans in which the Participant is participating immediately prior to a Change in Control on a basis comparable to the basis on which other similarly








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                  situated Eligible Employees participate in such plan, or
                  (viii) except in relation to a wage freeze applicable to all employees of the Company or an Affiliate, modification of the administration of any of the Incentive Plans so as to adversely affect the level of incentive opportunities or awards actually received by the Participant, or (ix) a requirement by the Company or an Affiliate that the Participant's principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant's duties.

                  4.02.2 Terminations Which Do Not Give Rise to a Severance Benefit Under This Plan. If an Employee's employment with the Company is terminated after a Change in Control due to cause (as defined below), Disability, death, Retirement, or the sale of a business (as defined below), the Employee shall not be entitled to a Severance Benefit, regardless of the occurrence of a Change in Control.

                           4.02.2.1 A termination for cause shall have occurred
                  when an Employee is terminated for (i) willful failure by the Employee substantially to perform his duties (as they existed immediately prior to such Change in Control), other than any such failure resulting from a Disability, or (ii) gross negligence or willful misconduct of the Employee which results in a significantly adverse effect upon the Company or a Subsidiary, or (iii) willful violation or disregard of the Code of Business Conduct or other published policy of the Company by the Employee.

                           4.02.2.2 A termination due to the sale of a business
                  shall have occurred within two (2) years of a Change in Control where the Company or the Employee's Employer has sold or otherwise disposed of a Subsidiary, branch or other business unit (or all or substantially all of the assets thereof) in which the Employee was employed before such sale or disposition to any Person, other than the Company or a Related Party (except an employee or group of employees of the Company or a Subsidiary), and the Employee has been offered employment with the acquirer of such Subsidiary, branch or unit on substantially the same terms and conditions under which he worked for the Company. Such terms and conditions shall include an agreement or plan binding on such acquirer, providing that upon any termination of employment with the acquirer of the sort described in paragraph 4.02.1 hereof within two (2) years of such sale or disposition, the acquirer shall pay to each such former Employee an amount equal to the Severance Benefit that such former Employee would have received under this Plan had he been a Participant at the time of such termination. For purposes of this subparagraph, the acquirer's agreement or plan must treat service with the Company, its Subsidiaries and/or the acquirer as continuous service for purposes of calculating any Severance Benefit.

         4.03 Severance Benefit.

                  4.03.1 If a Participant's employment is terminated under circumstances described in subparagraph 4.02.1 hereof, the Company shall pay such Participant,









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                  without the necessity of a claim being made under subsection
                  7.08, within ten (10) business days of the date such termination takes effect, an amount equal to the sum of the Participant's Base Salary plus the lesser of (i) the product of one-twelfth (1/12) of the Participant's Base Salary multiplied by the Participant's Years of Service or (ii) the Participant's Base Salary; provided that in no event will a benefit be payable under this subsection 4.03 unless the Participant properly and timely executes a standard waiver and release of claims agreement (the terms and conditions of which shall be determined by the Company in its sole discretion).

                           4.03.2 A Participant who receives a payment under
                  subparagraph 4.03.1 shall receive an additional cash payment equal to the maximum amount that, but for his termination, would have been payable to the Participant under the Company's annual bonus plan, assuming that all performance targets were met or exceeded, but prorated based on the portion of the calendar year prior to the Participant's termination of employment. This payment shall be made within ten (10) business days of the date the Participant terminates employment without the necessity of a claim being made under subsection 7.08.

                           4.03.3 If a Participant receives a payment under
                  subparagraph 4.03.1, the Company shall continue for a period of twelve months after the Participant's termination of employment to provide medical benefits to the Participant and/or the Participant's eligible dependents at least equal to that which would have been provided in accordance with the Company's plans and policies in effect immediately prior to the Change in Control if the Participant's employment had not been terminated. If the terms of the plans do not permit continued participation by the Participant or his eligible dependents, the Company shall either arrange for substantially similar coverage or provide the Participant with a cash payment equal to the monetary equivalent thereof.

                           4.03.4 Benefits payable under this Plan shall be paid
                  in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation rights, options, or other benefits which may be owed to a Participant following termination. Notwithstanding the foregoing, if any benefits are payable under this Plan, a Participant shall not be entitled to receive any benefits under any other severance or change in control severance plan or program maintained by the Company or any Subsidiary.

                           4.03.5 The Participant shall not be required to
                  mitigate damages or the amount of his Severance Benefit by seeking other employment or otherwise, nor shall the amount of his Severance Benefit be reduced by any compensation earned by the Participant as a result of employment after his termination of employment with the Company.

                           4.03.6 This Plan is intended to qualify as a plan
                  maintained for the purpose of providing deferred compensation for a select group of management or highly







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                  compensated employees, within the meaning of Sections 201(2),
                  301(3) and 401(a)(1) of ERISA.

                         SECTION 5. SUCCESSOR TO COMPANY

         This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such after a Change in Control of the Company has occurred to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such after a Change in Control of the Company has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term "Company," as used in this Plan, shall mean the Company and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                 SECTION 6. DURATION, AMENDMENT AND TERMINATION

         6.01 Duration. The Plan shall continue indefinitely unless terminated as provided in subsection 6.02 hereof.

         6.02 Amendment and Termination. Except as set forth below, the Plan may not be amended or terminated at any time. The Plan may be terminated or amended in any respect by a written resolution adopted by a majority vote of the Board at any time prior to a Change in Control occurring or twenty-four (24) months after a Change in Control has occurred. Notwithstanding the foregoing, the Plan may be amended from time to time to the extent that such amendment increases the benefits payable under the Plan or otherwise constitutes a bona fide improvement of a Participant's rights under the Plan.

                            SECTION 7. ADMINISTRATION

         7.01 Allocation of Responsibilities.

                  7.01.1 Board of Directors. The Board shall have exclusive authority and responsibility for:

                           (a) The amendment or termination of this Plan in
                  accordance with subsection 6.02; and

                           (b) The delegation to the Committee of any authority
                  and responsibility reserved herein to the Board.






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                  7.01.2 Committee. The Committee shall serve as plan
         administrator and shall have exclusive authority and responsibility for those functions set forth in subsection 7.02, and in other provisions of this Plan.

         7.02  Provisions Concerning the Committee.

                  7.02.1 Membership and Voting. The Committee shall serve as plan administrator. The Committee shall consist of not less than three
         (3) members. The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Committee. The Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Committee may appoint from its members such subcommittees with such powers as the Committee shall determine.

                  7.02.2 Duties of the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Committee (or its delegate). The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or a Related Party.

         7.03  Delegation of Responsibilities; Bonding.

                  7.03.1 Delegation and Allocation. The Board, and the Committee respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under this Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board, or the Committee. The Company, the Board, or the Committee shall not be liable for any acts or omissions of any such person, who shall periodically report to the Board or the Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

                  7.03.2 Bonding. The members of the Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.






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         7.04 Information to be Supplied by the Company. The Company shall provide to the Committee or its delegate such information as it shall from time to time need in the discharge of its duties.

         7.05  Claims Procedure.

                  7.05.1 Initial Claim for Benefits. Each Participant or Beneficiary may submit his claim for benefits to the Committee (or to such other person as may be designated by the Committee) in writing in such form as is permitted by the Committee. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under paragraphs
         7.05.1 and 7.05.2.

                  When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

                  7.05.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Committee review the denial, provided that the claimant files a written request for review with the Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such








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         claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                             SECTION 8. TAX PAYMENTS

                  8.01 Gross-up Payments. If the Severance Benefit and any other compensation or benefits paid to any Participant in the event of a Change in Control are determined to be subject to the excise tax imposed under Section 4999 of the Code (collectively, with any interest or penalties incurred by the Participant relative thereto and any federal and state excise or income taxes resulting from payments made pursuant to this subsection 8.01, the "Excise Tax"), the Company shall pay the Participant one or more cash payments ("Gross-up Payment") sufficient to pay the Excise Tax.

                  8.02 Determinations. Subject to the provisions of subsection
8.03 hereof, all determinations required to be made under this Section 8, including without limitation whether the Gross-up Payment is required and the amount of the Gross-up Payment, shall be made by a nationally recognized independent accounting firm to be selected by the Company (the "Accounting Firm"). Each Participant shall provide the Accounting Firm any information reasonably requested by it necessary to make such determination, including without limitation copies of the Participant's tax returns for the periods affected, all of which shall be maintained in confidence by the Accounting Firm. The Accounting Firm shall provide detailed supporting calculations together with its written opinion with respect to the accuracy of such calculations to the Company and the Participant within fifteen (15) business days of the date of termination. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The initial Gross-up Payment, if any, as determined pursuant to this subsection 8.02 shall be paid to the Participant within five (5) business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall also furnish the Participant with an opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty and in the absence of such an opinion, a Gross-up Payment in the amount which the Accounting Firm determines to be payable shall be due and payable to the Participant. Except as provided in the preceding sentence, any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-up Payments which shall not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts the remedies provided in subsection 8.03 hereof and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

                  8.03 Claims. The Participant shall notify the Company in writing of any claim by the Internal Revenue Service ("IRS") that, if successful, would require the payment by the Company of the Gross-up Payment; provided, that failure by the Participant to give such notification shall not affect any of the Participant's rights or the obligations of the Company under this Plan. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Participant knows of such claim and shall apprise the Company of the nature of such claim and the







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


date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the thirty (30) calendar day period following the date on which the Participant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                  (a) give the Company any information reasonably requested relating to such claim,

                  (b) take such action in connection with contesting such claim as the Company may reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (c) cooperate with Company in good faith in order effectively to contest such claim, and

                  (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation, and payment of costs and expenses. Without limiting the foregoing, the Company shall control all proceedings taken in connection with such contest and, at the sole option of the Company may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant shall prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the control of the contest by the Company shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or any other taxing authority.

                  8.04 Refunds. If, after the receipt by the Participant of an amount advanced by the Company pursuant to subsection 8.03 hereof, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to compliance by the Company with the requirements of subsection 8.03 hereof) promptly pay to the Company the amount of such refund









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


(together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to subsection 8.03 hereof, a determination is made that the Participant is not entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial refund shall be controlled by subsection 8.03 hereof.

                       SECTION 9. PARTICIPATING EMPLOYERS

         This Plan may be adopted by any Subsidiary. Upon such adoption, the Subsidiary shall become an Employer and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary. This Plan establishes and vests in each Participant a contractual right to the benefits to which he is entitled hereunder, enforceable by the Participant against his Employer. The Company agrees unconditionally to guarantee the performance by, and obligation of, each Employer under the Plan.

                            SECTION 10. MISCELLANEOUS

         10.01 Payment Obligations Absolute. The Company's obligation to pay any amounts or to provide benefits continuation or any other benefits described in subsection 4.03 hereof shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant.

         1.02 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Company shall, if the Participant prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

         10.03 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the policies of the Company or its Subsidiaries regarding termination of employment.

         10.04 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.05 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Delaware, without regard to choice of law principles.







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

         10.06 Withholding of Taxes. The Company or its Subsidiaries may withhold from any amounts payable under the Plan all federal, state, city and/or other taxes as shall be legally required.

         10.07 Obligations Unfunded. All benefits due a Participant under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company and/or one or more Subsidiaries may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors as provided for in such trust.

         10.08 Construction. For purposes of this Plan, the following rules of construction shall apply:

                  10.08.1 No act or failure to act on the Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or a Subsidiary.

                  10.08.2 The word "or" is disjunctive but not necessarily exclusive.

                  10.08.3 Words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.

         This Plan has been amended and restated by the Company to be effective as of the 1st day of June 1999.


                                     WILLIAMS COMMUNICATIONS GROUP, INC.


                                     By:
                                        ----------------------------------------



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